Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference into previously filed Registration Statements on Form S-8 (File Nos. 333-95701, 333-125284, 333-143006), which pertain to the 1996 Stock Option Plan and 2006 Equity Compensation Plan, of Enova Systems, Inc., of our report dated March 18, 2008 relating to the financial statements as of December 31, 2007 and December 31, 2006, and for the years then ended, which are included in this Form 10-K.

/s/ PMB Helin Donovan, LLP

PMB Helin Donovan, LLP Irvine, California
March 25, 2008